Exhibit 99.1

Stifel Reports Record Fourth Quarter and Full Year Results

ST. LOUIS, MO, January 26, 2022 – Stifel Financial Corp. (NYSE: SF) today reported record net revenues of $1.3 billion for the three months ended December 31, 2021, compared with $1.1 billion a year ago. Net income available to common shareholders was $252.1 million, or $2.12 per diluted common share, compared with $180.8 million, or $1.55 per diluted common share for the fourth quarter of 2020. Non-GAAP net income available to common shareholders of $265.4 million, or $2.23 per diluted common share for the fourth quarter of 2021.

Record net revenues of $4.7 billion for the year ended December 31, 2021 compared to $3.8 billion a year ago. Net income available to common shareholders of $789.3 million, or $6.66 per diluted common share, compared with $476.2 million, or $4.16 per diluted common share in 2020. Non-GAAP net income available to common shareholders of $839.5 million, or $7.08 per diluted common share in 2021.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “2021 was an outstanding year for our firm as we delivered our 26th consecutive year of record net revenue, our fifth straight year of record earnings per share, and we generated a non-GAAP return on tangible common equity of 31% for the year. Each of our operating segments posted record results as the growth of our product offering has made us increasingly relevant to both wealth management and institutional clients. As I look forward, the outlook for Stifel remains as strong as I’ve seen in my 25 year tenure as CEO.”

Full Year Highlights

•	26th consecutive year of record net revenues of $4.7 billion, increased 26% over 2020.

•	Record non-GAAP net income available to common shareholders of $7.08, up 55% over 2021.

•	Record investment banking revenues, up 64% over 2020.

•	Recruited 121 financial advisors during the year, including 114 employee advisors and 7 independent advisors.

•	Bank loans up $5.3 billion, or 46%, from prior year.

•	Record non-GAAP pre-tax margin of 24% driven by revenue growth and expense discipline.

•	Return on average tangible common equity (ROTCE) (5) was 31%.

Fourth Quarter Highlights

•	Record quarterly net revenues, up 23% over the year-ago quarter.

•	Record non-GAAP net income available to common shareholders of $2.23, up 34% over the year ago quarter.

•	Record investment banking revenues, up 41% the year-ago quarter.

•	Recruited 34 financial advisors during the quarter, including 27 employee advisors and 7 independent advisors.

•	Bank loans up $3.2 billion, or 23%, sequentially.

•	Record non-GAAP pre-tax margin of 26%.

•	Annualized ROTCE (5) of 37%.

Other Highlights

•	Record client assets, up 22% from the prior year.

•	Closed the Vining Sparks acquisition during the fourth quarter.

•	Board of Directors authorized a 100% increase in common stock dividend starting in the first quarter of 2022.

Financial Summary (Unaudited)
($ in 000s)	4Q 2021	4Q 2020	FY 2021	FY 2020
GAAP Financial Highlights:
Net revenues	$1,304,225	$1,059,910	$4,737,088	$3,752,061
Net income (1)	$252,070	$180,792	$789,271	$476,211
Diluted EPS (1)	$2.12	$1.55	$6.66	$4.16
Comp. ratio	58.1%	58.6%	59.5%	60.7%
Non-comp. ratio	17.5%	19.3%	18.0%	21.9%
Pre-tax margin	24.4%	22.1%	22.5%	17.4%
Non-GAAP Financial Highlights:
Net revenues	$1,304,225	$1,059,883	$4,737,241	$3,752,213
Net income (1) (2)	$265,388	$195,054	$839,533	$522,847
Diluted EPS (1) (2)	$2.23	$1.67	$7.08	$4.56
Comp. ratio (2)	57.5%	57.9%	59.0%	59.9%
Non-comp. ratio (2)	16.8%	18.3%	17.1%	21.1%
Pre-tax margin (3)	25.7%	23.8%	23.9%	19.0%
ROCE (4)	25.0%	21.6%	21.0%	15.4%
ROTCE (5)	36.6%	33.3%	30.9%	24.7%
Global Wealth Management (assets and loans in millions)
Net revenues	$674,242	$575,252	$2,598,837	$2,190,826
Pre-tax net income	$232,298	$196,462	$914,953	$725,884
Total client assets	$435,978	$357,429
Fee-based client assets	$162,428	$129,372
Bank loans (6)	$16,836	$11,558
Institutional Group
Net revenues	$633,263	$489,448	$2,152,439	$1,583,147
Equity	$442,865	$325,357	$1,453,959	$930,982
Fixed Income	$190,398	$164,091	$698,480	$652,165
Pre-tax net income	$175,163	$123,655	$558,937	$325,285

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Fourth Quarter Results

Global Wealth Management reported record net revenues of $674.2 million for the three months ended December 31, 2021 compared with $575.3 million during the fourth quarter of 2020. Pre-tax net income was $232.3 million compared with $196.5 million in the fourth quarter of 2020.

Highlights

•	Recruited 34 financial advisors during the quarter, including 27 employee advisors, of which 16 were experienced advisors, and 7 independent advisors, with total trailing 12 month production of $16 million.

•	Record client assets of $436.0 billion, up 22% over the year-ago quarter.

•	Record fee-based client assets of $162.4 billion, up 26% over the year-ago quarter.

•	Bank loans of $16.8 billion, up 23% over the third quarter of 2021.

Net revenues increased 17% from a year ago:

•	Asset management revenues increased 28% over the year-ago quarter reflecting higher asset values and strong fee-based asset flows.

•	Transactional revenues increased 5% over the year-ago quarter reflecting strong client activity during the quarter.

•	Net interest income increased 26% over the year-ago quarter driven by higher bank lending.

Total Expenses:

•	Compensation expense as percent of net revenues decreased to 51.8% primarily as a result of a change in the revenue mix (higher net interest income) from the year ago quarter.

•	Provision for credit losses was impacted by provisions related to the growth in the loan portfolio partially offset by reserve reductions as a result of an improved macroeconomic environment.

•	Non-compensation operating expenses as a percent of net revenues increased to 13.7% primarily as a result of higher allocable expenses during the fourth quarter of 2021.

Summary Results of Operations
($ in 000s)	4Q 2021	4Q 2020
Net revenues	$674,242	$575,252
Asset management	318,612	249,907
Transactional revenues	194,927	185,719
Net interest income	138,891	110,521
Investment banking	11,183	9,562
Other income	10,629	19,543

Total expenses	$441,944	$378,790
Compensation expense	349,428	303,961
Provision for credit losses	4,062	—
Non-comp. opex	88,454	74,829

Pre-tax net income	$232,298	$196,462

Compensation ratio	51.8%	52.8%
Non-compensation ratio	13.7%	13.0%
Pre-tax margin	34.5%	34.2%

Stifel Financial Corp. | Page 2

Institutional Group

Fourth Quarter Results

Institutional Group reported record net revenues of $633.3 million for the three months ended December 31, 2021 compared with $489.4 million during the fourth quarter of 2020. Pre-tax net income was $175.2 million compared with $123.7 million in the fourth quarter of 2020.

Highlights

•	Investment banking pipeline at record levels.

•	Pre-tax margin of 28%, up from 25% in the year-ago quarter.

Investment banking revenues increased 42% from a year ago:

•	Advisory revenues of $310.7 million increased 79% over the year-ago quarter on higher completed advisory transactions and increased private placement fees.

•	Equity capital raising revenues decreased 13% from the year-ago quarter due to lower volumes.

•	Fixed income capital raising revenues increased 28% over the year-ago quarter driven by an increase in public finance, as well as an increase in our corporate debt issuance business.

Equity transactional revenues decreased 5% from a year ago:

•	Equity transactional revenues declined from the year-ago quarter due to declines in cash equities and lower trading gains.

Fixed income transactional revenues increased 8% from a year ago:

•	Fixed income transactional revenues increased from the year-ago quarter driven by the Vining Sparks acquisition, which closed on November 1, 2021, and an increase in trading gains.

Total Expenses:

•	Compensation expense as percent of net revenues remained consistent with the year ago quarter.

•	Non-compensation operating expenses as a percent of net revenues decreased to 14.3% as a result of expense discipline and revenue growth.

Summary Results of Operations
($ in 000s)	4Q 2021	4Q 2020
Net revenues	$633,263	$489,448
Investment banking	466,188	328,109
Advisory	310,718	173,399
Equity capital raising	90,595	104,097
Fixed income capital raising	64,875	50,613
Equity transactional	65,797	69,201
Fixed income transactional	94,926	87,664
Other	6,352	4,474

Total expenses	$458,100	$365,793
Compensation expense	367,439	284,607
Non-comp. opex.	90,661	81,186

Pre-tax net income	$175,163	$123,655

Compensation ratio	58.0%	58.1%
Non-compensation ratio	14.3%	16.6%
Pre-tax margin	27.7%	25.3%

Stifel Financial Corp. | Page 3

Global Wealth Management

Full Year Results

Global Wealth Management reported record net revenues of $2.6 billion for the year ended December 31, 2021 compared with $2.2 billion in 2020. Pre-tax net income was $915.0 million compared with $725.9 million in 2020.

Highlights

•	Recruited 121 financial advisors during the year with total trailing 12 month production of $77 million.

•	Pre-tax margin of 35%, up from 33% in 2020.

Net revenues increased 19% from a year ago:

•	Asset management revenues increased 32% from a year ago reflecting higher asset values and strong fee-based asset flows.

•	Transactional revenues increased 13% from a year ago reflecting strong client activity during the year.

•	Net interest income increased 7% from a year ago driven by higher bank lending.

Total Expenses:

•	Compensation expense as percent of net revenues increased to 52.7% primarily as a result of higher compensable revenues.

•	Provision for credit losses decreased from a year ago as a result of reserve reductions driven by an improved macroeconomic environment and a release related to loans sold at a premium during 2021 partially offset by provisions related to the growth of the loan portfolio during the year.

•	Non-compensation operating expenses as a percent of net revenues decreased to 12.1% primarily as a result of expense discipline and higher revenues.

Summary Results of Operations
($ in 000s)	FY 2021	FY 2020
Net revenues	$2,598,837	$2,190,826
Asset management	1,206,406	917,353
Transactional revenues	774,965	687,348
Net interest income	511,693	478,948
Investment banking	48,210	36,024
Other income	57,563	71,153

Total expenses	$1,683,884	$1,464,942
Compensation expense	1,370,308	1,138,525
Provision for credit losses	(11,502)	33,542
Non-comp. opex	325,078	292,875

Pre-tax net income	$914,953	$725,884

Compensation ratio	52.7%	52.0%
Non-compensation ratio	12.1%	14.9%
Pre-tax margin	35.2%	33.1%

Stifel Financial Corp. | Page 4

Institutional Group

Full Year Results

Institutional Group reported record net revenues of $2.2 billion for the year ended December 31, 2021 compared with $1.6 billion in 2020. Pre-tax net income was $558.9 million compared with $325.3 million in 2020.

Highlights

•	Pre-tax margin of 26%, up from 21% in 2020.

Investment banking revenues increased 66% from a year ago:

•	Advisory revenues of $856.1 million increased 100% from a year ago on higher completed advisory transactions and increased private placement fees. The growth in advisory revenue underscores the diversity of the business and the investments made across multiple products and verticals.

•	Equity capital raising revenues increased 42% from a year ago driven by higher volumes.

•	Fixed income capital raising revenues increased 25% from a year ago driven by an increase in public finance, as well as an increase in our corporate debt issuance business.

Equity transactional revenues decreased 1% from a year ago:

•	Equity transactional revenues declined from a year ago due to declines in cash equities driven by lower volatility and volumes partially offset by an increase in trading gains.

Fixed income transactional revenues decreased 11% from a year ago:

•	Fixed income transactional revenues decreased from a year ago due to due to lower volumes as well as tighter credit spreads, partially offset by revenues from the Vining Sparks acquisition.

Total Expenses:

•	Compensation expense as percent of net revenues decreased to 58.1% as a result of lower compensable revenues.

•	Non-compensation operating expenses as a percent of net revenues decreased to 15.9% as a result of expense discipline and revenue growth.

Summary Results of Operations
($ in 000s)	FY 2021	FY 2020
Net revenues	$2,152,439	$1,583,147
Investment banking	1,517,171	916,284
Advisory	856,083	428,132
Equity capital raising	434,238	306,031
Fixed income capital raising	226,850	182,121
Equity transactional	254,684	256,793
Fixed income transactional	361,014	404,789
Other	19,570	5,281

Total expenses	$1,593,502	$1,257,862
Compensation expense	1,251,595	942,769
Non-comp. opex.	341,907	315,093

Pre-tax net income	$558,937	$325,285

Compensation ratio	58.1%	59.6%
Non-compensation ratio	15.9%	19.9%
Pre-tax margin	26.0%	20.5%

Stifel Financial Corp. | Page 5

Other Matters

Highlights

•	Total assets increased $7.4 billion, or 28%, over the year-ago quarter and 11% sequentially.

•	Tangible book value per common share of $28.26 (7), up 20% from prior year.

•	The Board of Directors approved a 100% increase in the quarterly dividend to $0.30 per common share starting in the first quarter of 2022.

•	The Company repurchased $86.3 million of its outstanding common stock during the fourth quarter. During 2021, the Company repurchased $172.7 million of its outstanding common stock.

•	The Board of Directors declared a $0.15 quarterly dividend per share payable on December 15, 2021 to common shareholders of record on December 1, 2021.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on December 15, 2021 to shareholders of record on December 1, 2021.

	4Q 2021	4Q 2020	FY 2021	FY 2020
Common stock repurchases
Repurchases ($ in 000s)	$86,295	$1,744	$172,741	$58,261
Number of shares (000s)	1,168	38	2,484	1,747
Average price	$73.86	$45.37	$69.53	$33.35
Period end shares (000s)	104,499	103,149	104,499	103,149
Effective tax rate	18.0%	19.7%	22.7%	22.7%
Stifel Financial Corp. Capital (8)
Tier 1 common capital ratio	15.2%	16.5%
Tier 1 risk based capital ratio	18.7%	20.2%
Tier 1 leverage capital ratio	11.7%	11.9%
Tier 1 capital ($MM)	$3,624	$2,926
Risk weighted assets ($MM)	$19,366	$14,490
Average assets ($MM)	$30,930	$24,605
Quarter end assets ($MM)	$34,050	$26,604

Agency	Rating	Outlook
Fitch Ratings	BBB	Positive
S&P Global Ratings	BBB-	Positive

Stifel Financial Corp. | Page 6

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2021 financial results conference call on Wednesday, January 26, 2022, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 4799655. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

Stifel Financial Corp. | Page 7

Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
($ in 000s, except per share amounts)	12/31/2021	12/31/2020	% Change	9/30/2021	% Change	12/31/2021	12/31/2020	% Change
Revenues:
Commissions	$211,068	$199,847	5.6	$189,239	11.5	$809,500	$760,627	6.4
Principal transactions	144,584	142,737	1.3	118,977	21.5	581,164	588,303	(1.2)
Investment banking	477,371	337,671	41.4	372,279	28.2	1,565,381	952,308	64.4
Asset management	318,638	249,928	27.5	313,862	1.5	1,206,516	917,424	31.5
Other income	14,496	24,366	(40.5)	18,760	(22.7)	72,125	75,345	(4.3)

Operating revenues	1,166,157	954,549	22.2	1,013,117	15.1	4,234,686	3,294,007	28.6
Interest revenue	145,425	119,876	21.3	141,844	2.5	548,400	523,832	4.7

Total revenues	1,311,582	1,074,425	22.1	1,154,961	13.6	4,783,086	3,817,839	25.3
Interest expense	7,357	14,515	(49.3)	10,023	(26.6)	45,998	65,778	(30.1)

Net revenues	1,304,225	1,059,910	23.1	1,144,938	13.9	4,737,088	3,752,061	26.3
Non-interest expenses:
Compensation and benefits	757,948	621,344	22.0	672,385	12.7	2,820,301	2,279,335	23.7
Non-compensation operating expenses	227,615	203,865	11.6	216,051	5.4	849,706	821,566	3.4

Total non-interest expenses	985,563	825,209	19.4	888,436	10.9	3,670,007	3,100,901	18.4

Income before income taxes	318,662	234,701	35.8	256,502	24.2	1,067,081	651,160	63.9
Provision for income taxes	57,272	46,232	23.9	64,126	(10.7)	242,223	147,688	64.0

Net income	261,390	188,469	38.7	192,376	35.9	824,858	503,472	63.8
Preferred dividends	9,320	7,677	21.4	9,689	(3.8)	35,587	27,261	30.5

Net income available to common shareholders	$252,070	$180,792	39.4	$182,687	38.0	$789,271	$476,211	65.7

Earnings per common share:
Basic	$2.35	$1.70	38.2	$1.70	38.2	$7.34	$4.49	63.5
Diluted	$2.12	$1.55	36.8	$1.54	37.7	$6.66	$4.16	60.1
Cash dividends declared per common share	$0.15	$0.11	36.4	$0.15	—	$0.60	$0.45	33.3
Weighted average number of common shares outstanding:
Basic	107,185	106,041	1.1	107,379	(0.2)	107,536	106,174	1.3
Diluted	118,959	116,828	1.8	118,475	0.4	118,530	114,573	3.5

Stifel Financial Corp. | Page 8

Non-GAAP Financial Measures (9)

	Three Months Ended		Year Ended
($ in 000s, except per share amounts)	12/31/2021	12/31/2020	12/31/2021	12/31/2020
GAAP net income	$261,390	$188,469	$824,858	$503,472
Preferred dividend	9,320	7,677	35,587	27,261

Net income available to common shareholders	252,070	180,792	789,271	476,211

Non-GAAP adjustments:
Merger-related (10)	16,234	17,706	65,314	60,464
Provision for income taxes (11)	(2,916)	(3,444)	(15,052)	(13,828)

Total non-GAAP adjustments	13,318	14,262	50,262	46,636

Non-GAAP net income available to common shareholders	$265,388	$195,054	$839,533	$522,847

Weighted average diluted shares outstanding	118,959	116,828	118,530	114,573

GAAP earnings per diluted common share	$2.20	$1.61	$6.96	$4.39
Non-GAAP adjustments	0.11	0.13	0.42	0.41

Non-GAAP earnings per diluted common share	$2.31	$1.74	$7.38	$4.80

GAAP earnings per diluted common share available to common shareholders	$2.12	$1.55	$6.66	$4.16
Non-GAAP adjustments	0.11	0.12	0.42	0.40

Non-GAAP earnings per diluted common share available to common shareholders	$2.23	$1.67	$7.08	$4.56

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Year Ended
($ in 000s)	12/31/2021	12/31/2020	12/31/2021	12/31/2020
GAAP compensation and benefits	$757,948	$621,344	$2,820,301	$2,279,335
As a percentage of net revenues	58.1%	58.6%	59.5%	60.7%
Non-GAAP adjustments:
Merger-related (10)	(8,019)	(7,352)	(26,092)	(30,259)

Non-GAAP compensation and benefits	$749,929	$613,992	$2,794,209	$2,249,076

As a percentage of non-GAAP net revenues	57.5%	57.9%	59.0%	59.9%

GAAP non-compensation expenses	$227,615	$203,865	$849,706	$821,566
As a percentage of net revenues	17.5%	19.3%	18.0%	21.9%
Non-GAAP adjustments:
Merger-related (10)	(8,215)	(10,381)	(39,069)	(30,053)

Non-GAAP non-compensation expenses	$219,400	$193,484	$810,637	$791,513

As a percentage of non-GAAP net revenues	16.8%	18.3%	17.1%	21.1%
Total merger-related expenses	$16,234	$17,706	$65,314	$60,464

Stifel Financial Corp. | Page 9

Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing annualized net income applicable to common shareholders by average tangible common equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $56.3 million and $50.7 million as of December 31, 2021 and 2020, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates as of the date of the earnings release, January 26, 2022.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

Stifel Financial Corp. | Page 10